                                                                    Exhibit 99.1

Aspect Medical Systems, Inc.
Page 1 of 6

FOR FURTHER INFORMATION:

AT THE COMPANY:            AT THE FINANCIAL RELATIONS BOARD:
J. Neal Armstrong          Diane Hettwer              Tim Grace
Vice President & CFO       Analyst Inquiries          Media Inquiries
(617) 559-7162             (312) 640-6753             (312) 640-6775

FOR IMMEDIATE RELEASE

WEDNESDAY FEBRUARY 4, 2004

             ASPECT MEDICAL SYSTEMS, INC. REPORTS OPERATING RESULTS
               FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003

                            HIGHLIGHTS OF THE QUARTER

      -     Worldwide revenue increased 20% vs. Q4 2002

      -     Worldwide sensor revenue increased 24% vs. Q4 2002

      -     Worldwide BIS module revenue increased 74% vs. Q4 2002

      -     Worldwide unit sales of monitors and modules increased 47% vs. Q4
            2002

      -     Gross profit margin percentage increased to 76.2% vs. 75.4% in Q4
            2002

      - Net loss declined by 77% to $0.04 per share in Q4 2003 from $0.18 per share in Q4 2002

NEWTON, MASS., FEBRUARY 4, 2004 -- ASPECT MEDICAL SYSTEMS, INC. (NASDAQ: ASPM), reported today that revenue was $12.1 million for the fourth quarter of 2003, an increase of 20% over revenue of $10.0 million in the fourth quarter of 2002, and $44.1 million for the year ended December 31, 2003, an increase of 11% over revenue of $39.8 million in the year ended December 31, 2002.

Net loss for the quarter decreased to $817,000, or $0.04 per share on 19.5 million basic and diluted shares outstanding, as compared with a net loss of $3.5 million, or $0.18 per share on 19.3 million basic and diluted shares outstanding in the fourth quarter of 2002. Net loss for the year ended December 31, 2003 decreased to $6.5 million, or $0.34 per share on 19.4 million basic and diluted shares outstanding, as compared with a net loss of $15.3 million, or $0.83 per share on 18.5 million basic and diluted shares outstanding for the year ended December 31, 2002.

"From my perspective," said Nassib Chamoun, president and chief executive officer, "the highlight of the fourth quarter was the combination of rapid growth in several key operating metrics, as listed above, with continued progress toward our goal of profitability."

"Based on the results in Q4, we believe that we are beginning to see the impact of the patient safety campaign we launched last year following completion of the three pivotal clinical studies of awareness that led to the FDA's decision last October to clear a new indication for use for BIS monitoring. Results from the first of these studies was published last month in the Scandinavian journal of anesthesiology,

Aspect Medical Systems, Inc.
Page 2 of 6

Acta Anaesthesiologica Scandinavica. I can also report today that one of the other studies has already been accepted for publication in a prestigious journal and the other is in the final stages of review."

REVENUE ANALYSIS - (SEE ATTACHED UNAUDITED CONSOLIDATED REVENUE DATA)

Domestic revenue was $10.1 million for the fourth quarter and $36.0 million for the year ended December 31, 2003, an increase of 21% and 9%, respectively, over comparable periods in the prior year. This increase was a result of higher revenue from sensors, monitors, modules and other equipment in the fourth quarter and sensors, modules and other equipment for the year. A 7% increase in the sensor average unit price combined with a 12% increase in sensor unit volume accounted for the 19% increase in sensor revenue in Q4 2003 from Q4 2002. On a quarter-over-quarter comparison, monitor revenue increased as a result of an 18% increase in unit volume offset by an 8% decrease in average unit price. Module revenue increased due to a 230% increase in unit volume combined with a 41% increase in average unit price.

International revenue was $1.9 million for the fourth quarter and $8.1 million for the year ended December 31, 2003, an increase of 17% and 21%, respectively, over comparable periods in the prior year, as a result of higher revenue from sensors and modules in both the fourth quarter and the year. The 74% increase in the sensor unit volume, offset by a 3% decrease in the sensor average unit price, accounted for the 69% increase in sensor revenue in Q4 2003 from Q4 2002. The decrease in monitor revenue for 2003 as compared with 2002 resulted from a 25% decrease in unit volume as a result of the Company's Japanese distributor's decision not to purchase monitors in 2003, pending approval of our latest generation XP technology by the Japanese Ministry of Health, Labor, and Welfare. Exclusive of Japan, monitor volume increased by 3% in 2003 as compared with 2002. Module revenue for 2003 increased 114% as compared with 2002 as a result of a 94% increase in module unit volume in 2003 from 2002.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2003, the Company had cash, cash equivalents and marketable securities of $31.2 million, stockholders' equity of $31.0 million and total debt of $1.2 million. At December 31, 2002, the Company had cash, cash equivalents and marketable securities of $36.9 million, stockholders' equity of $36.8 million and total debt of $1.9 million.

OUTLOOK FOR THE FIRST QUARTER OF 2004

The Company believes that revenue will be within a range of $12.0 million to $12.5 million during the first quarter of 2004 and the net loss per share will be within a range of $0.05 and $0.08.

CONFERENCE CALL SET FOR 10 AM ET TODAY

Aspect will hold a conference call to discuss fourth quarter results and management's outlook for the first fiscal quarter of 2004 at 10:00 a.m. Eastern Time today, Wednesday, February 4, 2004. The call can be accessed live by dialing 888-896-0863 or 973-582-2783, or access the webcast at http://www.aspectmedical.com on the Investor page or http://ccbn.com. It also will be available for replay from February 4, 2004, until February 11, 2004, by dialing 877-519-4471 or 973-341-3080, access code 4430238. The webcast replay will also be available on Aspect's website at http://www.aspectmedical.com on the news releases page under investor information.

Aspect Medical Systems, Inc.
Page 3 of 6

ABOUT THE COMPANY

Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. To date, the Company's Bispectral Index (BIS) technology has been used to assess more than 8.1 million patients and has been the subject of approximately 1,400 published articles and abstracts. BIS technology is installed in approximately 31 percent of all domestic operating rooms and is available in more than 160 countries. Aspect Medical Systems has OEM agreements with seven leading manufacturers of patient monitoring systems.

SAFE HARBOR STATEMENT

Certain statements in this release are forward-looking and may involve risks and uncertainties, including statements with respect to the Company's expected results of operations for future periods and the worldwide market acceptance of the Company's products. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, the Company may not be able to achieve widespread market acceptance of its BIS monitoring technology or to compete with new products or alternative techniques that may be developed by others, including third-party anesthesia monitoring products approved by the FDA, and also faces competitive and regulatory risks relating to its ability to successfully develop and introduce enhancements and new products, including regulatory approval of its XP technology in Japan. In addition, the Company has limited sales and marketing experience both in the U.S. and internationally and if it is unable to develop and implement a successful sales and marketing strategy, including with respect to its own sales force, domestic and international distributors, original equipment manufacturers and other direct and indirect sales channels, it will not be able to generate meaningful product revenue. In addition, the Company's ability to become and remain profitable will depend upon its ability to promote frequent use of the BIS system so that sales of its BIS sensors increase. The Company will not be profitable if hospitals and anesthesia providers do not buy and use its BIS systems in sufficient quantities. Cases of surgical awareness during monitoring with the BIS system and significant product liability claims are among the factors that could limit market acceptance. There are other factors that could cause the Company's actual results to vary from its forward-looking statements, including without limitation those set forth under the heading "Factors Affecting Future Operating Results" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2003, as filed with the Securities and Exchange Commission.

In addition, the statements in this press release represent the Company's expectations and beliefs as of the date of this press release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's expectations or beliefs as of any date subsequent to the date of this press release.

         FOR FURTHER INFORMATION REGARDING ASPECT MEDICAL SYSTEMS, INC., VISIT THE ASPECT MEDICAL SYSTEMS, INC. WEBSITE AT www.aspectmedical.com

                          ...FINANCIAL TABLES FOLLOW...

Aspect Medical Systems, Inc.
Page 4 of 6

                          ASPECT MEDICAL SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                            Three Months Ended                           Year Ended
                                                   --------------------------------------   -------------------------------------
                                                   December 31, 2003    December 31, 2002   December 31, 2003   December 31, 2002
                                                   -----------------    -----------------   -----------------   -----------------
                                                      (Unaudited)          (Unaudited)        (Unaudited)          (Unuadited)
Revenue                                                 $ 12,066            $ 10,043            $ 44,091            $ 39,776
Costs of revenue                                           2,871               2,471              10,898              11,815
                                                        --------            --------            --------            --------
Gross profit margin                                        9,195               7,572              33,193              27,961

% of revenue                                                76.2%               75.4%               75.3%               70.3%

Operating expenses:
     Research and development                              1,917               1,978               7,287               7,827
     Sales and marketing                                   6,793               7,154              25,321              28,449
     General and administrative                            1,481               2,198               7,833               7,942
                                                        --------            --------            --------            --------
                      Total operating expenses            10,191              11,330              40,441              44,218
                                                        --------            --------            --------            --------
Loss from operations                                        (996)             (3,758)             (7,248)            (16,257)
Interest income                                              222                 281                 924               1,199
Interest expense                                             (43)                (57)               (199)               (243)
                                                        --------            --------            --------            --------
Net loss                                                $   (817)           $ (3,534)           $ (6,523)           $(15,301)
                                                        ========            ========            ========            ========
Net loss per share:
     Basic and diluted                                  $  (0.04)           $  (0.18)           $  (0.34)           $  (0.83)
Shares used in computing net loss per share:
     Basic and diluted                                  19,453.8            19,344.2            19,413.3            18,450.0

Aspect Medical Systems, Inc.
Page 5 of 6

                          ASPECT MEDICAL SYSTEMS, INC.

                            CONSOLIDATED REVENUE DATA

                       (IN THOUSANDS EXCEPT UNIT AMOUNTS)

                                         Three Months Ended                                 Year Ended
                               ----------------------------------------       ----------------------------------------
                              December 31,    December 31,                   December 31,   December 31,
                                  2003           2002         % Change           2003           2002         % Change
                               ----------     ----------     ----------       ----------     ----------     ----------
                              (Unaudited)    (Unaudited)                     (Unaudited)    (Unaudited)
WORLDWIDE
   Sensors                     $    8,655     $    6,983             24%      $   30,391     $   26,724             14%
      Monitors                      1,928          2,010             (4%)          6,942          8,181            (15%)
      Modules                         638            367             74%           3,229          1,479            118%
      Other Equipment                 845            683             24%           3,529          3,392              4%
                               ----------     ----------                      ----------     ----------
   Equipment                        3,411          3,060             11%          13,700         13,052              5%
                               ----------     ----------                      ----------     ----------
     Total Worldwide           $   12,066     $   10,043             20%      $   44,091     $   39,776             11%
                               ==========     ==========                      ==========     ==========
DOMESTIC
   Sensors                     $    7,534     $    6,320             19%      $   26,981     $   24,684              9%
      Monitors                      1,573          1,449              9%           5,196          5,425             (4%)
      Modules                         280             60            367%             781            336            132%
      Other Equipment                 743            565             32%           3,010          2,644             14%
                               ----------     ----------                      ----------     ----------
   Equipment                        2,596          2,074             25%           8,987          8,405              7%
                               ----------     ----------                      ----------     ----------
     Total Domestic            $   10,130     $    8,394             21%      $   35,968     $   33,089              9%
                               ==========     ==========                      ==========     ==========
INTERNATIONAL
   Sensors                     $    1,121     $      663             69%      $    3,410     $    2,040             67%
      Monitors                        355            561            (37%)          1,746          2,756            (37%)
      Modules                         358            307             17%           2,448          1,143            114%
      Other Equipment                 102            118            (14%)            519            748            (30%)
                               ----------     ----------                      ----------     ----------
   Equipment                          815            986            (17%)          4,713          4,647              1%
                               ----------     ----------                      ----------     ----------
     Total International       $    1,936     $    1,649             17%      $    8,123     $    6,687             21%
                               ==========     ==========                      ==========     ==========

                                                             CONSOLIDATED UNIT ANALYSIS
WORLDWIDE
     Sensors                      635,000        526,000             21%       2,244,000      2,055,000              9%
     Monitors                         347            336              3%           1,340          1,714            (22%)
     Modules (A)                      501            239            110%           2,259          1,066            112%
     Installed Base (B)                                                           19,517         16,210             20%
DOMESTIC
     Sensors                      504,000        451,000             12%       1,846,000      1,806,000              2%
     Monitors                         226            191             18%             801            991            (19%)
     Modules (A)                      175             53            230%             553            187            196%
     Installed Base (B)                                                           12,831         11,117             15%
INTERNATIONAL
     Sensors                      131,000         75,000             74%         398,000        249,000             60%
     Monitors                         121            145            (17%)            539            723            (25%)
     Modules (A)                      326            186             75%           1,706            879             94%
     Installed Base (B)                                                            6,686          5,093             31%

(A) Represents module shipments to OEM customers

(B) Includes end-user module placements by OEM customers

Aspect Medical Systems, Inc.
Page 6 of 6

                          ASPECT MEDICAL SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                      December 31,          December 31,
                                                                         2003                  2002
                                                                        -------               -------
                                                                      (Unaudited)           (Unaudited)
ASSETS
Current assets:
   Cash, cash equivalents and marketable securities                     $31,162               $36,865
   Accounts receivable, net                                               5,773                 4,666
   Current portion of investment in sales-type leases                     1,797                 1,859
   Inventory, net                                                         1,515                 2,334
   Other current assets                                                   1,147                 1,319
                                                                        -------               -------
               Total current assets                                      41,394                47,043
Property and equipment, net                                               2,996                 4,121
Long-term investment in sales-type leases                                 2,613                 2,283
Other long-term assets                                                      737                 1,033
                                                                        -------               -------
               Total assets                                             $47,740               $54,480
                                                                        =======               =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                                    $   679               $   887
   Accounts payable and accrued liabilities                               9,060                 8,374
   Deferred revenue                                                         975                 1,048
                                                                        -------               -------
               Total current liabilities                                 10,714                10,309
Long-term portion of deferred revenue                                     5,533                 6,359
Long-term debt                                                              525                 1,015
Stockholders' equity                                                     30,968                36,797
                                                                        -------               -------
               Total liabilities and stockholders' equity               $47,740               $54,480
                                                                        =======               =======

                                      -end-